UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2007

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33118 (Commission File Number)	41-2118289 (I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip code)

(201) 363-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)   On April 25, 2007, the Company’s Board of Directors elected John Major to the Board of Directors as a Class II director, filling a vacancy created by the resignation of Robert Bednarek in February 2007. Mr. Major, age 61, is the President of MTSG (strategic consulting and investment), which he founded in January 2003. His term will expire at the 2008 Annual Meeting of Shareholders. Mr. Major was appointed to the Nominating and Corporate Governance Committee and is expected to be appointed to the Compensation Committee following the 2007 Annual Meeting of Shareholders on May 11, 2007. In accordance with the Company’s director compensation program, for 2007, Mr. Major will receive an annual retainer of $35,000. In addition to the annual retainer, Mr. Major will receive $3,000 annually for each committee on which he serves and an attendance fee of $1,000 for each committee meeting. He will also be reimbursed for reasonable expenses incurred to attend meetings of the Board of Directors. It is expected that the Company will grant an award of 1,850 time-based restricted stock units vesting on December 31, 2007 to Mr. Major on the date of the 2007 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By	/s/ Christian Le Brun

	Name: Title:	Christian Le Brun Executive Vice President and General Counsel

Date: May 2, 2007

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